Exhibit 99.1
REGENT COMMUNICATIONS REPORTS FULL YEAR AND FOURTH QUARTER 2005 RESULTS
Cincinnati, OH, March 2, 2006 — Regent Communications, Inc. (NASDAQ: RGCI) announced today financial results for the quarter and full-year ended December 31, 2005.
For the full year 2005, net broadcast revenues increased 1.7% to $85.6 million from $84.2 million reported for the same period of 2004. For the same period, station operating expenses increased 3.7% to $57.6 million from $55.5 million. The Company reported a net loss of approximately $6.6 million for the full year 2005, or $0.15 per share, compared with reported net income of $13.2 million, or $0.29 per share, in 2004. Results for the full year and fourth quarter of 2005 include a non cash impairment charge of approximately $20.8 million related to the Company’s annual review of its indefinite-lived intangible assets.
For the fourth quarter of 2005, net broadcast revenues decreased 3.6% to $21.3 million from $22.1 million reported for the fourth quarter of 2004. For the same period, station operating expenses increased 2.8% to $14.5 million from $14.1 million. The Company reported a net loss of approximately $10.7 million for the quarter, or $0.26 per share, compared with reported net income of $2.5 million, or $0.06 per share, in the same period last year.
“While the radio advertising environment during the fourth quarter was weaker than we originally expected, we still achieved our fourth quarter revenue and cash flow guidance,” said Bill Stakelin, President and CEO of Regent Communications. “In addition, our fourth quarter results in 2004 benefited from political advertising, as many of our stations were located in battleground areas with tight local, state and federal elections. Excluding political, our fourth quarter revenues decreased 1.1%. Regent was also able to outperform the industry for the full year. Our 2005 net revenue grew 1.7%, outpacing both the industry and our markets.”
“Most importantly, we made significant operational progress in 2005. We experienced broad based ratings improvements, invested in original, quality programming and strengthened our relationships with local advertisers and our communities. We also continued to make improvements in our start-up and developing stations, which will increasingly contribute to our future growth as a result of the investments we made in 2005. By operating market leading stations in the nation’s middle and small-sized markets we are able to offer local communities a value proposition that is unique in the ever-changing media landscape. Combined with our ongoing focus on execution and improving our operations, we are very well positioned for long-term growth.”
Below is the Company’s condensed consolidated statements of operations prepared in accordance with generally accepted accounting principles (“GAAP”) (in thousands, except per share amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Broadcast revenues, net of agency commissions	$21,320	$22,112	$85,600	$84,187
Station operating expenses	14,536	14,140	57,578	55,524
Corporate general and administrative expenses	1,431	2,048	7,945	7,680
Impairment of indefinite-lived intangible assets	20,800	—	20,800	—
Depreciation and amortization	1,246	2,458	5,348	5,809
Loss on disposal of long-lived assets	171	371	215	407

Operating (loss) income	(16,864)	3,095	(6,286)	14,767
Interest expense	(1,302)	(1,101)	(4,775)	(3,599)
Other income (expense), net	1,104	(31)	1,122	(160)

(Loss) income from continuing operations before income taxes	(17,062)	1,963	(9,939)	11,008
Income tax benefit (expense)	6,412	(920)	3,318	(4,565)

(Loss) income from continuing operations	(10,650)	1,043	(6,621)	6,443
Discontinued operations, net of income tax	(2)	1,478	(18)	6,792

Net (loss) income	($10,652)	$2,521	($6,639)	$13,235

Basic net (loss) income per common share:
(Loss) income from continuing operations	($0.26)	$0.03	($0.15)	$0.14
(Loss) income from discontinued operations	($0.00)	$0.03	($0.00)	$0.15
Net (loss) income	($0.26)	$0.06	($0.15)	$0.29
Diluted net (loss) income per common share:
(Loss) income from continuing operations	($0.26)	$0.03	($0.15)	$0.14
(Loss) income from discontinued operations	($0.00)	$0.03	($0.00)	$0.15
Net (loss) income	($0.26)	$0.06	($0.15)	$0.29
Common shares for basic calculation	41,674	45,107	43,214	45,780
Common shares for diluted calculation (1)	41,674	45,317	43,214	46,164

(1)	Options and warrants to purchase shares of common stock were excluded from the 2005 computation of diluted loss per share because the effect was anti-dilutive.
Non-GAAP Financial Measures
Regent utilizes certain financial measures that are not calculated in accordance with GAAP to assess its financial performance. The non-GAAP performance and liquidity measures presented in this release are station operating income, same station net revenue, same station operating income, and free cash flow. Regent’s management believes these non-GAAP measures provide useful information to investors, as discussed in more detail below, regarding Regent’s financial condition and results of operations and liquidity; however, these measures should not be considered as an alternative to net broadcast revenue, operating (loss) income, net (loss) income, or cash provided by operating activities as an indicator of Regent’s performance or liquidity.

Station operating income
Fourth quarter 2005 station operating income of $6.8 million decreased 14.9% from the same period in 2004. For the full year 2005, station operating income decreased 2.2% to $28.0 million from $28.7 million reported for the same period in 2004.
The Company believes that station operating (loss) income is a performance measure that helps investors better understand radio station operations. Additionally, Regent and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating (loss) income, which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands):

	Three Months Ended		Twelve Months Ended
Station operating income	December 31,		December 31,
	2005	2004	2005	2004

Operating (loss) income	$(16,864)	$3,095	$(6,286)	$14,767

Plus:
Depreciation and amortization	1,246	2,458	5,348	5,809
Corporate general and administrative expenses	1,431	2,048	7,945	7,680
Impairment of indefinite-lived intangible assets	20,800	—	20,800	—
Loss on disposal of long-lived assets	171	371	215	407

Station operating income	$6,784	$7,972	$28,022	$28,663

Same station results
On a same station basis, which includes results from stations owned and operated during the entire fourth quarter for both the 2005 and 2004 periods and excludes barter, net broadcast revenue for the fourth quarter of 2005 decreased 4.6% to $20.2 million compared to the fourth quarter of 2004. Same station operating income decreased 15.1% to $6.7 million in the fourth quarter of 2005 compared to the fourth quarter of 2004. The Company believes that a same station presentation is important to investors as it provides a measure of performance of radio stations that were owned and operated by Regent in the fourth quarter of 2004 as well as the current quarter and eliminates the effect of acquisitions and dispositions on comparability. Additionally, the Company has excluded barter in this comparison as barter customarily results in volatility between quarters, although differences over the full year are not material. The following tables reconcile net broadcast revenue and operating (loss) income to same station net broadcast revenue and same station operating income (in thousands):

	Three Months Ended
Same Station Net Broadcast Revenue	December 31,
	2005	2004

Net broadcast revenue	$21,320	$22,112

Less:
Net results of stations not included in same station category	38	—
Barter transactions	1,128	976

Same station net broadcast revenue	$20,154	$21,136

	Three Months Ended
Same Station Operating Income	December 31,
	2005	2004

Operating (loss) income	$(16,864)	$3,095

Plus:
Depreciation and amortization	1,246	2,458
Corporate general and administrative expenses	1,431	2,048
Impairment of indefinite-lived intangible assets	20,800	—
Loss on disposal of long-lived assets	171	371

Station operating income	6,784	7,972

Adjustments:
Net results of stations not included in same station category	42	—
Barter transactions	(87)	(39)

Same station operating income	$6,739	$7,933

Pro forma results
For the quarter ended December 31, 2005 no pro forma results were included as they were the same as reported results.
Free cash flow
Free cash flow is defined as net (loss) income plus depreciation, amortization, impairment of indefinite-lived intangibles and other non-cash expenses, less maintenance capital expenditures and other non-cash income. Free cash flow increased 11.7% to $5.0 million in the fourth quarter 2005 compared $4.4 million in the fourth quarter of 2004. For the full year 2005, free cash flow increased 2.8% to $15.8 million in 2005 from $15.4 million for the full year 2004. Excluding the effects of the cash expense related to the retirement package of Terry Jacobs, the Company’s former Chief Executive Officer and Chairman of the Board, free cash flow increased 7.2% for the full year 2005. The Company believes that free cash flow is a liquidity measure that helps investors evaluate the ability of the Company to generate excess cash flow for investing and financing uses. The following table displays how the Company calculates free cash flow (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Free Cash Flow	2005	2004	2005	2004

Net (loss) income (1)	$(10,652)	$2,521	$(6,639)	$13,235

Add:
Depreciation and amortization (2)	1,246	2,458	5,348	6,101
Impairment of indefinite-lived intangible assets	20,800	—	20,800	—
Non-cash interest expense	108	103	423	409
Non-cash taxes (3)	(6,260)	1,725	(3,255)	8,689
Retirement package expense — non-cash portion	—	—	508	—
Other non-cash items, net (4)	97	(1,903)	470	(10,869)

Less: maintenance capital expenditures	349	438	1,870	2,205

Free cash flow	$4,990	$4,466	$15,785	$15,360

1)	Net loss in 2005 includes retirement package expense of approximately $1.2 million.

2)	Includes depreciation and amortization for discontinued operations in 2004.

3)	Includes non-cash income taxes for discontinued operations.

4)	Includes non-cash compensation, barter, non cash loss on the sale of long-lived assets, non-cash gain on the sale of stations in discontinued operations.
The most directly comparable GAAP measure to free cash flow is net cash provided by operating activities. The following table reconciles net cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Free Cash Flow	2005	2004	2005	2004

Net cash provided by operating activities	$5,470	$5,739	$17,506	$18,209

Less:
Other non-cash expense, net	(40)	30	462	535

Plus:
Changes in operating assets and liabilities	(171)	(805)	611	(109)

Less: maintenance capital expenditures	349	438	1,870	2,205

Free cash flow	$4,990	$4,466	$15,785	$15,360

Selected Data
At the end of the year total debt was approximately $84.6 million and cash was approximately $0.8 million. Total capital expenditures in the fourth quarter were approximately $0.6 million.

Outlook
Regent has adopted a policy to provide guidance to investors regarding our financial prospects. The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Regent undertakes no obligation to update these statements.
Regent expects first quarter 2006 reported consolidated net broadcast revenues and station operating income of approximately $18.0 to $18.4 million and $3.8 to $4.1 million, respectively. Regent expects earnings per share to be flat to a $0.01 loss per share. The following table reconciles projected operating income, which the Company believes is the most directly comparable GAAP measure to station operating income (in millions):

	Three Months Ending
	March 31, 2006
Station Operating Income	Guidance Range
	Lower	Upper

Operating income	$0.8	$1.1

Plus:
Depreciation and amortization	1.3	1.3
Corporate general and administrative expenses	1.7	1.7

Station operating income	$3.8	$4.1

Commenting on the Company’s first quarter outlook, Bill Stakelin stated, “We are facing difficult comparisons as 2005 first quarter revenues grew 7%. As a result, revenues for the first quarter are expected to decline in the low-single digit range. Longer-term, Regent is very well positioned to benefit from any improvements in the local radio advertising environment.”
Share Buyback Update
The Company announced on July 29, 2005 that Regent’s Board of Directors voted to increase the amount of common stock that could be purchased under the stock buyback program, which now gives the Company the ability to purchase, in total, up to an additional $20.0 million of its common stock. During the fourth quarter of 2005 the Company repurchased 227,236 shares for approximately $1.13 million including commissions, at an average price of $4.94 per share. As of December 31, 2005 there was approximately $18.6 million of capacity remaining in the buyback program. In the first quarter of 2006, through February, the Company has purchased 45,100 shares at an average price of $4.48 per share for approximately $0.2 million.
Regent Communications is a radio broadcasting company focused on acquiring, developing and operating radio stations in middle and small-sized markets. Regent owns and operates 74 stations located in 15 markets. Regent Communications, Inc. shares are traded on the NASDAQ under the symbol “RGCI.”
The Company will also host a teleconference to discuss its fourth quarter and full-year 2005 results on Thursday, March 2nd at 9:00 a.m. Eastern Time. To access the teleconference, please dial 973-582-2706 ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company’s website, located at www.regentcomm.com under Investor Relations. There will be a replay of the call available through Thursday, March 9, 2006, which can be accessed by dialing 877-519-4471 (U.S) or 973-341-3080 (Int’l), passcode 7017065. The webcast will also be archived on the Company’s website for 30 days.
This press release includes certain forward-looking statements with respect to Regent Communications, Inc. for which it claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project” and other similar expressions. Although Regent believes expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; the ability to manage growth; the ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies, including uncertainties surrounding recent Federal Communication Commission rules regarding broadcast ownership limits. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Regent Communications, Inc.
Contact:

Tony Vasconcellos	John Buckley/Jonathan Lesko
Executive Vice President and Chief Financial Officer	Brainerd Communicators, Inc.
Regent Communications, Inc.	212-986-6667
859-292-0030	buckley@braincomm.com